
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Krupp
Realty Fund 7 financial statement for the quarter ended June 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                       1,362,960
<SECURITIES>                                         0
<RECEIVABLES>                                  165,904
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               299,086
<PP&E>                                      28,317,425<F1>
<DEPRECIATION>                            (12,211,567)<F2>
<TOTAL-ASSETS>                              17,933,808
<CURRENT-LIABILITIES>                          672,322
<BONDS>                                     12,829,858<F3>
<COMMON>                                     4,431,628<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,933,808
<SALES>                                      2,241,792
<TOTAL-REVENUES>                             2,241,792
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,608,165<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             561,798
<INCOME-PRETAX>                                 71,829
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             71,829
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    71,829
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $18,405,698, retail center of $9,624,436 and deferred expenses of $287,291.
<F2>Includes depreciation of $12,173,989 and amortization of deferred expenses
$37,578.
<F3>Represents mortgage notes payable.
<F4>Represents total equity of general partners (228,540) and limited partners
4,660,168.
<F5>Includes operating expenses of $755,620, real estate tax of $222,312, and depreciation and amortization of $630,233.
<F6>Net income allocated $1,437 to general partners and $70,392 to the limited partners for the six months ended 6/30/95. Average net income is $2.38 per unit for 27,184 units outstanding.

